UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):   July 12, 2006

CBRL GROUP, INC.

Tennessee	0-25225	62-1749513
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(615) 444-5533

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

            On July 12, 2006, CBRL Group, Inc. (the “Company”) and Cyril J. Taylor, in connection with the retirement of Mr. Taylor described below in Item 5.02(b), entered into a Retirement Agreement (the “Agreement”) that is effective July 28, 2006 (the “Effective Date”).  The Agreement provides that Mr. Taylor will serve as a consultant to the Company from the Effective Date through October 31, 2007 (the “Consulting Term”), during the course of which he will receive salary continuation in the aggregate of $593,750.  Mr. Taylor also will receive group health and life insurance benefits for himself and his dependents for up to the end of the Consulting Term.  If Mr. Taylor serves as a consultant to the Company during the entire Consulting Term certain existing stock options and shares of restricted stock will vest and become exercisable and/or distributable, including: (a) existing options to purchase 36,231 shares of common stock, (b) 4,289 shares of restricted common stock awarded under the Company’s 2005 Long Term Incentive Plan (the “2005 Plan”) that will vest on August 3, 2007 and will be distributed (along with any accrued dividends) to Mr. Taylor pursuant to the terms of the 2005 Plan, and (c) restricted shares valued at $207,812 (the actual number of shares to be determined by the share price on July 28, 2006) awarded under the 2006 Long Term Incentive Plan (the “2006 Plan”) that will vest on August 4, 2008 and will be distributed (along with any accrued dividends) to Mr. Taylor pursuant to the terms of the 2006 Plan.  Pursuant to the Agreement, Mr. Taylor also relinquishes the grant of 10,000 shares of restricted stock made to him on March 16, 2006.  The Agreement also includes certain business protection provisions and a general release by Mr. Taylor.  Reference is made to Exhibit 10.1 to this Current Report on Form 8-K, which is a complete copy of the Agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

            Entry into the Agreement described above in Item 1.01 terminated the Employee Retention Agreement dated as of March 16, 2006 between the Company and Mr. Taylor (the “Retention Agreement”).  The Retention Agreement provided that Mr. Taylor would receive a lump-sum salary payment equal to 2.99 times the average salary and bonus for the 3 years prior to a “change in control” and benefits including continuation of and payments for health benefits for a 2-year period if he was terminated due to a change in control or if his duties or compensation changed during a change in control period.  “Change in control” was defined to include certain circumstances in which a person becomes the beneficial owner of securities representing 20% or more of the combined voting power of the Company’s voting stock, a majority of the Company’s Board changes within a 2-year period, or the Company merges, consolidates or reorganizes.  The Retention Agreement was filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Commission on March 17, 2006.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)        On July 13, 2006, the Company announced the retirement of Cyril J. Taylor, President and Chief Operating Officer of Cracker Barrel Old Country Store, Inc. (“Cracker Barrel”), effective July 28, 2006.  A press release announcing this event was issued by the Company on July 13, 2006.  See Section 7.01 below.

Item 7.01.  Regulation FD Disclosure.

            A copy of the press release issued by the Company on July 13, 2006 regarding management reorganization at Cracker Barrel is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference

 Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.

            10.1     Retirement Agreement between CBRL Group, Inc. and Cyril J. Taylor

            99.1     Press Release issued by CBRL Group, Inc. dated July 13, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2006	CBRL GROUP, INC.

By: /s/ N.B. Forrest Shoaf
Name: N.B. Forrest Shoaf
Title: Senior Vice President, Secretary
and General Counsel